UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 24, 2014

CHINA BAK BATTERY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

BAK Industrial Park, No. 1 BAK Street
Kuichong Town, Longgang District
Shenzhen, 518119
People’s Republic of China
(Address, including zip code, of principal executive offices)

(86-755) 6188-6818, ext 6856
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed, on December 17, 2013 and January 8, 2014, Shenzhen BAK Battery Co., Ltd. (“Shenzhen BAK”), a wholly-owned subsidiary of China BAK Battery, Inc. (the “Company”) entered into two loan agreements (the “Loan Agreements”) with Mr. Jinghui Wang, pursuant to which, Shenzhen BAK borrowed from Mr. Wang an aggregate of RMB520 million (approximately $85.9 million) (the “Loans”). Pursuant to the Loan Agreements, Shenzhen BAK has the obligations to repay the principal amount of RMB520 million and any accrued interest to Mr. Wang by March 31, 2014. To secure the repayment of the Loans, the Company and the Company’s wholly-owned Hong Kong subsidiary, BAK International Limited (“BAK International”) separately entered into a corporate guarantee with Mr. Wang, under which each of the Company and BAK International irrevocably and unconditionally guaranteed to the lender timely performance by Shenzhen BAK of all its obligations under the Loan Agreements. In addition, the Company and BAK International entered into a Share Mortgage with Mr. Wang, under which, the Company pledged 100% of its equity interest in BAK International to the lender as security for the performance of Shenzhen BAK’s obligations under the Loan Agreements (the “Pledged Equity Interests”). If Shenzhen BAK defaults on its repayment obligation under or in connection with the Loan Agreements, Mr. Wang, as the pledgee, will be entitled to dispose of the Pledged Equity Interests.

On April 24, 2014, the Company received a notice from Mr. Wang (the “Default Notice”), dated April 10, 2014, that Shenzhen BAK was in default of the Loans for failure to repay the principal and accrued interest in the total sum of RMB545,263,440.86 (the “Default Amount”), of which RMB520 million is the principal and RMB25,263,440.86 is the accrued interest calculated up to March 31, 2014, to Mr. Wang. In the Default Notice, Mr. Wang stated that unless Shenzhen BAK repays the Default Amount together with any additional accrued interest up to the date of actual payment, within seven days from the date of the Default Notice, he would proceed to enforce all his rights under the Pledge Equity Interests including but not limited to selling or otherwise dispose of the Pledged Equity Interests and collect and apply the proceeds in or towards settlement or discharge of the Liabilities (as defined in the Share Mortgage) without further notice to the Company.

Prior to receipt of the Default Notice from Mr. Wang, we had been negotiating with Mr. Wang for a settlement of amounts owed by us under the Loan Agreements, and following receipt of the Default Notice, we continue to work with Mr. Wang towards a settlement. We cannot, however, give assurance that we and Mr. Wang will be able to reach a mutually satisfactory settlement agreement. If no settlement is reached, Mr. Wang may foreclose on the ownership of BAK International, which constitutes a substantial portion of the Company’s assets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BAK BATTERY, INC.

Date: April 30, 2014	By:	/s/ Xiangqian Li
Xiangqian Li
Chief Executive Officer